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                                  APPENDIX A-1

                                    PRODUCTS


Product Name:     AB KING PRO

Product Description: Fitness Machine to exercise abdominal muscles

Projected Units Sold next 24 months: 2,000,000

Manufacturer:     CirTran-Asia

Sub-Manufacturer:    HL CORP. (SHENZHEN - CHINA) INTERNATIONAL
                     Heng Tai Machinery Mfg. Co., Ltd (SHENZHEN - CHINA) - USA-
                     DOMESTIC

Marketing Partner Contact Info:


Current Sale Price:   $20.50 USD - (USA-DOMESTIC) - Heng Tai
                      $21.00 USD - (INTERNATIONAL) - HL Corp.


Current Cost to Manufacturer:       $18.50 HL INTERNATIONAL
                                    $19.00 HL RETAIL
                                    $17.70 HL No-TAPES
                                    $16.50 Heng Tai Mfg Co., Ltd

Total Tooling/Development Costs:    $162,199.84

Profit Per Unit for International Sales (HL ORDERS)  ($2.50) Profit

CirTran-Asia      $ 1.00USD
CASEYCO           $  .50USD
HIPMG             $  .50USD
UKING             $  .50USD

Profit Per Unit for Demostic Sales (Heng Tai Mfg Co., Ltd) ($4.00) Profit

CirTran-Asia      $ 1.00USD
CASEYCO           $  .75USD
HIPMG             $  .75USD
UKING             $ 1.50USD


AB KING Stock Option Schedule

Upon full execution of this Agreement, CirTran's parent CirTran Corporation will issue the following options to purchase restricted common stock:

                  Michael Casey             500,000 shares
                  David Hayek               500,000 shares
                  Charles Ho                500,000 shares

These initial options will vest and be exercisable only after CirTran has sold, shipped and received payments for 200,000 AB KING units. The options will be exercisable at $.06 per share (the current market price) after vesting. The options will expire and will no longer be exercisable on the date one year after the date hereof.

In addition, for each whole multiple of 100,000 AB KING units sold by CirTran during the first 24 months of this Agreement in excess of the initial 200,000 units, CirTran Corporation will grant each of Michael Casey, David Hayek and Charles Ho an option to purchase 100,000 shares. Each such additional option will be exercisable for a period of 12 months at an exercise price equal to the fair market value of CirTran Corporation stock on the date of grant (i.e. the mean between the high bid and low asked prices for the stock for the date of determination).

As a condition to grant of the options, each option holder will be required to make standard investment representations to CirTran Corporation.






































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